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                          CERTIFICATE OF INCORPORATION

                                       OF

                             TSMD ACQUISITION CORP.

FIRST.                     The name of the corporation is TSMD Acquisition Corp.

SECOND. The address of the registered office of the corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

THIRD. The nature or purposes of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The Corporation shall have authority to issue 1,000 shares of Common Stock, without par value, and 500 shares of Serial Preferred stock, without par value but with a stated value of Ten Thousand Dollars ($10,000) per share.

                  A.       Serial Preferred Stock

                           The Board of Directors is hereby empowered to cause
                  the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (1) -
                  (8), of this paragraph A as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

                           The shares of the Serial Preferred Stock of different
series may vary as to:

                                    (1) the number of shares constituting such
                           series and the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

                                    (2) the rate of dividend, the time of
                           payment and, if cumulative, the dates from which dividends shall be cumulative, the extent of participation rights, if any, and the priority in payment of dividends;

                                    (3) any right to vote with holders of shares
                           of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate acts;


                                    (4)     the price at and the terms and
                           conditions on which shares may be redeemed;


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                                    (5)     the amount payable upon shares and
                           the priority of payment in event of involuntary liquidation;

                                    (6)     the amount payable upon shares and
                           the priority of payment in event of voluntary liquidation;

                                    (7)     any sinking fund provisions for the
                           redemption or purchase of shares; and

                                    (8)     the terms and conditions on which
                           shares may be converted, if the shares of any series are issued with the privilege of conversion.

                           The shares of all series of Serial Preferred Stock
                  shall be identical except as, within the limitations set forth above in this section A, shall have been fixed and determined by the Board of Directors prior to the issuance thereof. Except as specifically set forth in any Certificate of Serial Designation filed with the Secretary of State of the State of Delaware or as required by the Delaware General Corporation Law, none of these shares of any series of Serial Preferred Stock shall have any right to vote on any matters.

                  B.       Common Stock.

                           (1) Dividends. When and if declared by the Board of
                  Directors, the holders of the Common Stock shall only be entitled to receive cash dividends and dividends payable in property other than securities of the Corporation at such time as all dividends on the Serial Preferred Stock through the record date of any such Common Stock dividend have been paid in full.

                           (2) Liquidation. In the event of the voluntary or
                  involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, after distribution in full to the holders of Serial Preferred Stock of their preferred liquidation payments, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation.

                           (3) Voting Rights.  Except as may be otherwise
                  required by law or the Certificate of Incorporation of the corporation, as amended, each share of Common Stock shall have one (1) vote on all matters voted upon by the stockholders.


FIFTH. The name and mailing address of the sole incorporator is as follows:

                           Andor D. Terner           O'Melveny & Myers LLP
                                                     610 Newport Center Drive
                                                     17th Floor
                                                     Newport Beach, CA  92660


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                  The name and mailing address of the person who is to serve as the director until the first annual meeting of the stockholders or until his successors are elected and qualified, is as follows:

                           William L. Remley         1430 Broadway, 13th Floor
                                                     New York, New York  10018

SIXTH.                     The corporation is to have perpetual existence.

SEVENTH. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

EIGHTH. The corporation reserves the rights to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of August, 1997.

                                                    /s/ Andor D. Terner
                                                    ------------------------
                                                    Andor D. Terner



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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                           TSMD ACQUISITION CORP.,

                            a Delaware corporation

                  William L. Remley and Richard T. Kramer hereby certify that:

                  FIRST:    They are the President and Secretary, respectively,
of TSMD Acquisition Corp., a Delaware corporation

                  SECOND:   That Article Second of the Certificate of
Incorporation of this Corporation shall be amended in its entirety to read as follows:

                                   "SECOND

                  The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company."

                  THIRD:    That the foregoing amendment of Certificate of
Incorporation was duly adopted in accordance with the applicable provisions of
Section 242 of the Delaware General Corporation Law.

                  FOURTH:   That the foregoing amendment of Certificate of
Incorporation was duly adopted by the Board of Directors of this Corporation.

                  FIFTH:    That the foregoing amendment of Certificate of
Incorporation was duly approved by the required vote of stockholders of this Corporation in accordance with Section 243 of the Delaware General Corporation Law. The total number of outstanding shares of this Corporation is One Thousand (1,000) shares of Common Stock. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than 50%.


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                  We further declare that the matters set forth in this
certificate are true and correct of our own knowledge.

Date:  September 12, 1997

                                                    By: /s/ William L. Remley

                                                        ------------------------
                                                        William L. Remley
                                                        President

                                                    By: /s/ Richard L. Kramer
                                                        ------------------------
                                                        Richard L. Kramer
                                                        Secretary